Exhibit 99.2

Introducing

World’s largest professional network on the Internet A leading professional content sharing community

Connecting the world’s professionals to make them more productive and successful 161M+ 107M 2+ Members Monthly unique Member signups visitors per second Member data & signups per second as of 3/31/2012 | comScore unique visitors March 2012

Powering discovery of people through content, and content through people 9M 29M Content uploads Monthly unique visitors SlideShare company data | comScore unique visitors March 2012

Garg Avichal Spool at Co-founder Tara CEO, Co-founder Hunt Buyosphere Managing your professional identity and insights, everywhere

Identity: Presentations strengthen your professional identity.

Insights: Helping you spread & discover professional knowledge.

Everywhere: Building the knowledge network across the professional web. Presentations Unique domains embedded with SlideShare 7.4M Across the web 1.4M presentations SlideShare company data as of 04/30/12

LinkedIn welcomes the SlideShare team

The SlideShare you love stays the same, while we explore ways to make it even better.

Read LinkedIn's blog post on the news here:

http://blog.linkedin.com/topic/slideshare

Read SlideShare's blog post on the news here:

http://blog.slideshare.net/2012/05/03/linkedin-acquires-slideshare/

This presentation contains forward-looking statements related to LinkedIn, SlideShare, the consummation of the acquisition of SlideShare and the potential benefits of the acquisition. Actual events or results may differ materially from those contained in the forward-looking statements. Please refer to the documents LinkedIn files from time to time with the SEC, including LinkedIn's most recent Form 10-K and the Form 10-Q LinkedIn will file for the quarter ended March 31, 2012. These SEC filings contain and identify important factors that could cause results of the acquisition to differ materially from those contained in LinkedIn's forward-looking statements. LinkedIn is under no duty to update any of the forward-looking statements after the date of this presentation to conform to actual results.